UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 29, 2018

Date of Report (Date of earliest event reported)

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hartford Plaza, Hartford, Connecticut 06155

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 547-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 29, 2018, The Hartford Financial Services Group, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to its $1 billion Five-Year Credit Agreement dated October 31, 2014 (the “Existing Credit Agreement” and, the Existing Credit Agreement as amended by the Amendment, the “the Amended Credit Agreement”) among the Company, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Citibank, N.A., U.S. Bank National Association and Wells Fargo Bank Securities LLC, as syndication agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, JP Morgan Chase Bank, N.A., Citigroup Global Markets Inc., U.S. Bank National Association and Wells Fargo Securities LLC as joint lead arrangers and joint bookrunners and the other lenders party thereto. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Amendment.

The Amendment provides, among other things, for a reduction of the Company’s minimum consolidated net worth financial covenant to $9 billion. In addition, the Amendment provides for the automatic amendment and restatement of the Amended Credit Agreement (the “Amended and Restated Credit Agreement”) upon and subject to the satisfaction of certain specified conditions, including the consummation of the sale of Hartford Life, Inc., a wholly-owned subsidiary of the Company, and certain other run-off life and annuity insurance subsidiaries, as described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 3, 2017 (the “Talcott Sale”). The Amended Credit Agreement will remain in effect until the consummation of the Talcott Sale and the satisfaction of the other conditions specified therein (or, if such conditions are not satisfied, until the “Maturity Date” specified therein) and, upon the satisfaction of such conditions, the Amended Credit Agreement will be replaced and superseded by the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement will provide for revolving loans as well as for the issuance of letters of credit up to an aggregate of $750 million committed by the lenders party thereto, with a $100 million sublimit on outstanding letters of credit at any time. The Amended and Restated Credit Agreement will also permit the Company to request an increase of the credit facility from time to time by up to an aggregate additional $500 million from certain lenders that elect to make such increase available, upon the satisfaction of certain conditions. The Company will unconditionally and irrevocably guarantee the obligations of each of its subsidiaries that is named as a borrower under the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement will expire on the earlier of (a) March 29, 2023 or (b) the date of termination of the commitments upon an event of default. The Company may optionally prepay the loans or irrevocably reduce or terminate the unutilized portion of the commitments under the Amended and Restated Credit Agreement, in whole or in part, without premium or penalty at any time by the delivery of a notice to that effect as provided under the Amended and Restated Credit Agreement. Borrowings under the Amended and Restated Credit Agreement may be used for general corporate purposes of the Company and its subsidiaries.

The Amended and Restated Credit Agreement will (x) require the Company to maintain a minimum consolidated net worth of $9 billion (which amount may be reset on the date of the first quarterly or annual report on Form 10-Q or Form 10-K filed with the U.S. Securities and

Exchange Commission after the consummation of the Talcott Sale to a higher amount if the consolidated net worth of the Company has increased by a certain percentage as specified in the Amended and Restated Credit Agreement) and (y) subject the Company to limit on consolidated total debt to consolidated total capitalization of 35%, in each case subject to the limitations and exceptions contained in the Amended and Restated Credit Agreement. In addition, the Amended and Restated Credit Agreement will contain certain customary representations, warranties and affirmative and negative covenants, including covenants that, among other things, limit the ability of the Company and its subsidiaries to incur certain types of liens, enter into certain mergers or consolidations, and use proceeds of borrowings under the Amended and Restated Credit Agreement other than for certain permitted uses. These covenants are subject to a number of important exceptions and qualifications.

Amounts due under the Amended and Restated Credit Agreement may be accelerated upon an “event of default,” as defined in the Amended and Restated Credit Agreement, such as failure to pay amounts owed thereunder when due, a breach of a covenant, material inaccuracy of a representation or the occurrence of bankruptcy, if not otherwise waived or cured.

Certain of the lenders and the agents (and their respective subsidiaries or affiliates) under the Amended and Restated Credit Agreement have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.

The foregoing descriptions of the Amendment, the Amended Credit Agreement and the Amended and Restated Credit Agreement are not complete and are qualified in their entirety by reference to the Amendment and the Amended and Restated Credit Agreement, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

10.1 Amendment dated March 29, 2018 to the Existing Credit Agreement, dated as of October  31, 2014, among The Hartford Financial Services Group, Inc. as borrower, Bank of America, N.A., as administrative agent and the other parties signatory thereto.

10.2 Amended and Restated Credit Agreement dated as of the Extension Date (as defined therein), among The Hartford Financial Services Group, Inc. as borrower, Bank of America, N.A., as administrative agent and the other parties signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2018

The Hartford Financial Services Group, Inc.

By: /s/ Donald C. Hunt

Name: Donald C. Hunt

Title:    Vice President, Deputy General Counsel and Corporate Secretary

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